                                                                    EXHIBIT 4.1b

                                    [LOGO]
     NUMBER                                                            UNIT
[              ]                   CARESIDE                         [        ]
ORGANIZED UNDER                UNIT CERTIFICATE                     SEE REVERSE
THE LAWS OF THE      EACH UNIT CONSISTING OF ONE SHARE OF           FOR CERTAIN
STATE OF          COMMON STOCK, PAR VALUE $.01 PER SHARE, AND       DEFINITIONS
DELAWARE         ONE REDEEMABLE COMMON STOCK PURCHASE WARRANT

                                CARESIDE, INC.

                                                               CUSIP 141728 20 4

THIS CERTIFIES THAT, FOR VALUE RECEIVED

                                                                            UNIT
or registered assigns (the "Registered Holder") is the owner of the number of Units specified above, each of which consists of one share of common stock, par value $0.01 per share, of Careside, Inc. (the "Company") and one Redeemable Common Stock Purchase Warrant to purchase one share of Common Stock (the "Warrant"). On or prior to the Separation Time (as defined herein), this Certificate may be combined, exchanged or transferred only as Units, and Common Stock and Warrants evidenced by this Certificate may not be split up, exchanged or traded separately. The Units shall automatically separate into shares of Common Stock and Warrants as of the close of business on July 16, 1999 (the "Separation Time"). The shares of Common Stock and Warrants comprising the Units shall be separately tradeable commencing on the first day after the Separation Time on which the American Stock Exchange is open for trading. The Warrants comprising part of the Units are issued under and pursuant to a certain Warrant Agreement dated as of June 21, 1999 (the "Warrant Agreement") between the Company and American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent"), and are subject to the terms and provisions contained therein and on the face of the certificates covered thereby, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof. The Warrant Agreement provides for adjustment in the number of shares of Common Stock to be delivered upon the exercise of Warrants evidenced hereby and to the exercise price of such Warrants in certain events therein set forth. Subject to the foregoing, the number of Warrants and the number of shares of Common Stock comprising the Units are equal.

     Copies of the Warrant Agreement are on file at the office of the Warrant Agent at American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005, and are available to any Unit or Warrant holder upon written request therefor and without cost to the requester.

     This Unit Certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

     IN WITNESS WHEREOF, the Company has caused this Unit Certificate to be duly executed manually or in facsimile by two of its officers thereunto duly authorized.

Dated:

By: /s/ Thomas H. Grove           By: /s/ W. Vickery Stoughton
                   SECRETARY              CHAIRMAN OF THE BOARD AND CHIEF
                                          EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED

     AMERICAN STOCK TRANSFER & TRUST COMPANY
          TRANSFER AGENT AND REGISTRAR

By:

                    AUTHORIZED SIGNATURE

                                CARESIDE, INC.

     The Registered Holder hereby is entitled, at any time after the close of business on July 16, 1999, to exchange the Units represented by this Unit Certificate for Common Stock Certificate(s) representing one share of Common Stock for each Unit represented by this Unit Certificate and Warrant Certificate(s) representing one Warrant for each Unit represented by this Unit Certificate upon surrender of this Unit Certificate to the Unit Agent at its Corporate Office specified in the Warrant Agreement together with any documentation required by such Agent.

     REFERENCE IS MADE TO THE WARRANT AGREEMENT REFERRED TO ON THE FRONT SIDE HEREOF AND THE PROVISIONS OF SUCH WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FACE OF THIS CERTIFICATE. COPIES OF THE WARRANT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE WARRANT AGENT, AMERICAN STOCK TRANSFER & TRUST COMPANY.

     The following abbreviations, when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations:

 TEN COM-  as tenants in common
 TEN ENT-  as tenants by the entireties
  JT TEN-  as joint tenants with
           right of survivorship and
           not as tenants in common
 COM PROP- as community property

  UNIF GIFT MIN ACT-_______________Custodian____________________
                       (Cust)                    (Minor)
                    under Uniform Gifts to Minors
                    Act ___________________________________
                                       (State)

  UNIF TRF MIN ACT-_______________Custodian (until age__________)
                         (Cust)
                   _________________under Uniform Transfers
                         (minor)
                   to Minors Act _____________________________
                                            (State)

        For Value Received,_____________________ hereby sell(s), assign(s) and transfer(s) unto

  PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE
   ________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
           (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF
                                   ASSIGNEE)
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_________________________________________________________________________Unit(s)
represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint________________________________________Attorney to transfer the said
Unit(s) on the books of the within named Company with full power of substitution in the premises.

Dated,_____________                      X______________________________________
                                         X______________________________________
                                           NOTICE THE SIGNATURE TO THIS
                                           ASSIGNMENT MUST CORRESPOND WITH THE
                                           NAME AS WRITTEN UPON THE FACE OF THIS
                                           UNIT CERTIFICATE IN EVERY
                                           PARTICULAR WITHOUT ALTERATION OR
                                           ENLARGEMENT OR ANY CHANGE WHATSOEVER.


SIGNATURE(S) GUARANTEED :____________________________________________
                         THE SIGNATURE(S) MUST BE GUARANTEED BY AN
                         ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                         STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
                         AND CREDIT UNIONS WITH MEMBERSHIP IN AN
                         APPROVED SIGNATURE GUARANTEE MEDALLION
                         PROGRAM). PURSUANT TO SEC RULE 17 Ad-15.